Exhibit 23.7

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

January 16, 2019

Denbury Resources Inc.

5320 Legacy Drive

Plano, Texas 75024

Ladies and Gentlemen:

As independent petroleum consultants, DeGolyer and MacNaughton hereby consents to the inclusion of information included or incorporated by reference in the Registration Statement on Form S-4 to be filed by Denbury Resources Inc., on or about January 16, 2019, and any amendments thereto (the “Registration Statement”) with respect to the information from our firm’s reserves reports dated February 3, 2016, and February 9, 2017, and our firm’s reserves report dated February 9, 2018 (the “Reports”), included in the Annual Report on Form 10-K of Penn Virginia Corporation for the fiscal year ended December 31, 2017, as well as in the notes to the financial statements included therein, in reliance upon the Reports of our firm and upon the authority of our firm as experts in petroleum engineering. We hereby further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716